UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2004

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

371 Bel Marin Keys Boulevard, Suite 210, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(415) 506-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The BioMarin Pharmaceutical Inc.’s (the “Registrant”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 2, 2004 is hereby amended and restated to read in its entirety as follows:

Item 2.01 Acquisition or Disposition of Assets.

As previously reported in the Current Report on Form 8-K filed by the Registrant with the Commission on June 2, 2004 (the “Prior Report”), on May 18, 2004, Registrant completed its acquisition of the business of making, manufacturing, marketing, selling, distributing and developing Orapred®, certain oral liquid prednisolone solution products and oral dissolving tablet prednisolone products (the “Pediatrics Business”) conducted by Ascent Pediatrics, Inc. (“Ascent”), a subsidiary of Medicis Pharmaceutical Corporation (“Medicis”).

Under the terms of the asset purchase agreement, securities purchase agreement, and license agreement (collectively, the “Transaction Agreements”) that govern the transactions, the Registrant (i) acquired from Medicis, Ascent and Medicis Manufacturing Corporation, a wholly-owned subsidiary of Medicis, certain pharmaceutical assets relating to the Pediatrics Business, including ORAPRED® inventory, tangible assets, sales-related materials, contracts, and copyrights, in consideration for the payment of approximately $765,582 in cash and the assumption of certain liabilities under contracts entered into in connection with the Pediatrics Business, (ii) obtained from Medicis an option (the “Option”) to purchase, in approximately five years, all of the issued and outstanding capital stock of Ascent in consideration for the payment of $62.0 million in cash and $20.0 million in the Registrant’s common stock, and (iii) obtained from Ascent a worldwide, exclusive license to (with a right to sublicense) certain assets used in or relating to the Pediatrics Business, including technology, trademarks and improvements, in consideration for license payments totaling approximately $93.0 million in cash, which are to be paid over a five-year period and the assumption by the Registrant of $15.0 million of liabilities. The Registrant is obligated to exercise the Option in approximately five years unless product sales from the Pediatrics Business for the twelve months ending March 31, 2009 exceed 150% of the Pediatrics Business product sales in the twelve months ended March 31, 2004, in which event the Registrant has the right to elect not to exercise the Option. The exercise of the Option is subject to acceleration on specified material breaches of the license or a bankruptcy or insolvency proceeding involving Medicis or Ascent, and if such acceleration is due to a specified breach of the license by the Registrant, then all license payments will become due on the closing date for the purchase of shares under the Option. The license is terminable upon specified material breaches of the license and in the event of a specified breach by the Registrant, at Ascent’s election, the license becomes non-exclusive. In connection with the acquisition of the Pediatrics Business of Ascent, the Registrant also employed approximately 70 employees of Ascent involved in the sales and marketing activities of the Pediatrics Business.

The cash consideration that the Registrant paid at the closing was paid from the working capital of the Registrant and the Registrant anticipates that the cash consideration to be paid in the future in connection with the exercise of the Option and the under the license will be paid from the working capital of the Registrant. The shares of the Registrant’s Common Stock to be issued in connection with the exercise of the Option will be measured by the average closing sales price per share of Registrant’s Common Stock over the twenty trading days immediately preceding the Option closing date.

The amount of the consideration given, or to be given, in connection with the Transaction Agreements was based on a variety of factors, including the advise of the Registrant’s financial advisors and the value of comparable assets and transactions.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

FINANCIAL STATEMENTS

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

For the Nine Months Ended March 31, 2004, the Year Ended June 30, 2003, and the Period from November 15, 2001 to June 30, 2002

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

INDEX TO FINANCIAL STATEMENTS

PAGE
Report of Ernst & Young LLP, Independent Registered Public Accounting Firm	F-2

Statements of Selected Assets and Liabilities as of March 31, 2004, June 30, 2003 and 2002	F-3

Statements of Revenues and Expenses for the Nine Months Ended March 31, 2004, the Year Ended June 30, 2003, and the Period from November 15, 2001 to June 30, 2002	F-4

Statements of Changes in Net Assets for the Nine Months Ended March 31, 2004, the Year Ended June 30, 2003 and the Period from November 15, 2001 to June 30, 2002	F-5

Statements of Cash Flows for the Nine Months Ended March 31, 2004, the Year Ended June 30, 2003, and the Period from November 15, 2001 to June 30, 2002	F-6

Notes to Financial Statements	F-7

Report of Ernst & Young LLP, Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Medicis Pharmaceutical Corporation

We have audited the accompanying statements of selected assets and liabilities of Ascent Pediatrics (the “Company”) (a wholly owned carve out business of Ascent Pediatrics, Inc., which is a wholly owned subsidiary of Medicis Pharmaceutical Corporation) as of March 31, 2004, June 30, 2003, and June 30, 2002 and the related statements of revenues and expenses, changes in net assets and cash flows for the nine months ended March 31, 2004, the year ended June 30, 2003, and the period from November 15, 2001 to June 30, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the statements of selected assets and liabilities of the Company as of March 31, 2004, June 30, 2003 and June 30, 2002, and the revenues and expenses and its cash flows for the nine months ended March 31, 2004, the year ended June 30, 2003, and the period from November 15, 2001 to June 30, 2002, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Phoenix, Arizona

July 19, 2004

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

STATEMENTS OF SELECTED ASSETS AND LIABILITIES

(in thousands)

	March 31, 2004	June 30, 2003	June 30, 2002
Assets
Current assets:
Accounts receivable, less allowances: 2004: $561; 2003: $717; 2002: $547	$9,415	$12,099	$8,896
Inventories, net	4,982	2,250	2,030
Other current assets	591	326	437

Total current assets	14,988	14,675	11,363

Property and equipment, net	131	169	219

Total assets	$15,119	$14,844	$11,582

Liabilities
Current liabilities:
Accounts payable	$597	$1,856	$1,223
Accrued incentives	578	668	542
Managed care and Medicaid reserves	1,723	1,417	1,152
Other current liabilities	261	255	159

Total current liabilities	3,159	4,196	3,076
Commitments and contingencies
Net assets	11,960	10,648	8,506

Total liabilities and net assets	$15,119	$14,844	$11,582

See accompanying notes to financial statements.

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

STATEMENTS OF REVENUES AND EXPENSES

(in thousands)

	Nine Months Ended March 31, 2004	Year Ended June 30, 2003	November 15, 2001 to June 30, 2002
Net revenues	$23,735	$51,351	$32,336
Operating costs and expenses:
Cost of product revenue	2,717	4,883	3,793
Selling, general and administrative	15,449	17,576	10,901
Research and development	457	631	63

Operating costs and expenses	18,623	23,090	14,757

Income before income tax expense	5,112	28,261	17,579

Income tax expense	(2,045)	(11,304)	(7,032)

Net income	$3,067	$16,957	$10,547

See accompanying notes to financial statements.

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

STATEMENTS OF CHANGES IN NET ASSETS

(in thousands)

Net assets at November 15, 2001	$(21)

Net income	10,547
Net transfers to Medicis Pharmaceutical Corporation	(2,020)

Net assets at June 30, 2002	8,506
Net income	16,957
Net transfers to Medicis Pharmaceutical Corporation	(14,815)

Net assets at June 30, 2003	10,648
Net income	3,067
Net transfers to Medicis Pharmaceutical Corporation	(1,755)

Net assets at March 31, 2004	$11,960

See accompanying notes to financial statements.

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended March 31, 2004	Year Ended June 30, 2003	November 15, 2001 to June 30, 2002
Operating Activities:
Net income	$3,067	$16,957	$10,547
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	38	50	29
(Decrease) increase in provision for doubtful accounts and returns	(156)	170	(299)
Changes in operating assets and liabilities:
Accounts receivable	2,840	(3,373)	(5,473)
Inventories	(2,732)	(220)	(1,129)
Other current assets	(265)	111	(113)
Accounts payable	(1,259)	633	(238)
Accrued incentives	(90)	126	(625)
Medicaid and managed care reserves	306	265	670
Other current liabilities	6	96	(1,159)

Net cash provided by operating activities	1,755	14,815	2,210
Investing Activities:
Purchase of property and equipment	—	—	(190)

Net cash used in investing activities	—	—	(190)
Financing Activities:
Net transfers to Medicis Pharmaceutical Corporation	(1,755)	(14,815)	(2,020)

Net cash used in financing activities	(1,755)	(14,815)	(2,020)
Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—

Cash and cash equivalents at end of period	$—	$—	$—

See accompanying notes to financial statements.

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

Ascent Pediatrics (“Ascent” or the “Company”) (a wholly owned carve out business of Ascent Pediatrics, Inc., which is a wholly owned subsidiary of Medicis Pharmaceutical Corporation) is a specialty pharmaceutical business focusing primarily on developing and marketing drugs in the United States to pediatricians. Ascent’s primary product, ORAPRED®, is a liquid corticosteroid for the treatment of pediatric asthma. On November 15, 2001, Medicis Pharmaceutical Corporation (“Medicis” or “Parent”) purchased all of the outstanding capital stock of Ascent Pediatrics, Inc., and Ascent Pediatrics, Inc. became a wholly owned subsidiary of Medicis. On May 18, 2004, BioMarin Pharmaceutical Inc. (“BioMarin”) and Medicis closed an asset purchase agreement and license agreement and executed a securities purchase agreement. The asset purchase agreement involved BioMarin’s purchase of selected assets related to ORAPRED®, including assets concerning the Ascent sales force. The license agreement granted BioMarin the exclusive worldwide rights to ORAPRED® including proprietary taste-masking technologies and related development technologies. The license agreement terminates in July 2009 and under the terms of the securities purchase agreement; BioMarin has the option to purchase all outstanding shares of common stock of Ascent Pediatrics, Inc. from Medicis based on certain conditions. The selected assets and liabilities of the purchased carve out business and the related revenues and expenses and cash flows have been presented in the accompanying financial statements. During the term of the license agreement, Medicis will maintain ownership of the intellectual property and, consequently, will continue to amortize the related intangible assets. These assets have not been reflected in these financial statements.

As a result of the transactions between BioMarin and Medicis, the Ascent business is presented in these financial statements on a stand-alone basis for the period beginning as of the date of the Medicis-Ascent purchase transaction (November 15, 2001) to March 31, 2004.

The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a BioMarin Form 8-K.

Assets and liabilities separately and distinctly identifiable to Ascent are reflected in the accompanying statements of selected assets and liabilities. No other assets, liabilities or debt of the Parent have been allocated to Ascent.

Sales and primarily all expenses are separately and distinctly identifiable to Ascent from the Parent, except for certain corporate overhead costs and depreciation expense for which cost allocations have been charged and reflected in the financial statements. In the opinion of management, historical charges and allocations have been determined on a reasonable basis and reflect the expenses of Ascent. However, such charges and allocations are not necessarily indicative of the level of expenses which might have been incurred had Ascent been operating as a stand-alone business. For additional information regarding the expenses charged or allocated to Ascent by the Parent see Note 4.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories

The Company utilizes third parties to manufacture and package inventories held for sale, takes title to certain inventories once manufactured, and warehouses such goods until packaged for final distribution and sale. Inventories consist of salable products held at third party warehouses, as well as raw materials and components at the manufacturers’ facilities, and are valued at the lower of cost or market using the first-in, first-out method.

Inventories are as follows (amounts in thousands):

	March 31, 2004	June 30, 2003	June 30, 2002
Raw materials	$4,136	$1,912	$1,372
Finished goods	846	338	658

Total inventories	$4,982	$2,250	$2,030

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of property and equipment (three to five years). Property and equipment consist of the following (amounts in thousands):

	March 31, 2004	June 30, 2003	June 30, 2002
Furniture, fixtures and equipment	$248	$248	$248
Less: accumulated depreciation	(117)	(79)	(29)

	$131	$169	$219

Managed Care and Medicaid Reserves

The Company establishes and maintains reserves for amounts payable to Managed Care Organizations and state Medicaid programs for the reimbursement of a portion of the retail price of prescriptions filled that are covered by the respective plans. The amounts estimated to be paid relating to products sold are recognized as revenue reductions and as additions to accrued expenses at the time of sale based on the Company’s best estimate of the expected prescription fill rate to these Managed Care and state Medicaid patients using historical experience adjusted to reflect known changes in the factors that impact such reserves.

Revenue Recognition

Revenue from product sales is recognized when the merchandise is shipped to an unrelated third party pursuant to Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” Accordingly, revenue is recognized when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products has occurred; (iii) the selling price is both fixed and determinable; and (iv) collectibility is reasonably assured. The Company’s customers consist primarily of large pharmaceutical wholesalers who sell directly into the retail channel. Provisions for sales discounts, and estimates for chargebacks, rebates, damaged product returns, and exchanges for expired product are established as a reduction of product sales revenues at the time such revenues are recognized. These revenue reductions are established by the Company’s management as its best estimate at the time of sale based on historical experience adjusted to reflect known changes in the factors that impact such reserves. These revenue reductions are generally reflected either as a direct reduction to accounts receivable through an allowance, or as an addition to accrued expenses if the provision is due to a party other than the wholesale or retail customer.

The Company does not provide any forms of price protection to its wholesale customers and permits product returns only if the product is damaged or if it is returned with 6-12 months of expiration and the customer is committed to accept replacement product in exchange. The Company’s customers consist principally of financially viable wholesalers so revenue is recorded upon sale to the wholesaler, net of estimated provisions.

Advertising

The Company expenses advertising as incurred. Advertising expenses for the nine months ended March 31, 2004, the year ended June 30, 2003 and the period from November 15, 2001 to June 30, 2002 were approximately $1.7 million, $1.3 million and $1.1 million, respectively. Advertising expenses include samples of the Company’s products given to physicians for marketing to their patients.

Stock-Based Compensation

As of March 31, 2004, the Company was included in five active Medicis Stock Option Plans (the 2002, 1998, 1996, 1995 and 1992 Plans or, collectively, the “Plans”). As of March 31, 2004 the 2002, 1998, 1996, 1995 and 1992 Plans had the following options outstanding to employees of the Company: 889,000, 363,140, 23,750, 0 and 0, respectively. The Plans allow the Company to designate options as qualified incentive or non-qualified on an as-needed basis. Qualified and non-qualified stock options vest over a period determined at the time the options are granted, ranging from one to five years, and generally have a maximum term of ten years. Options are granted at the fair market value on the grant date. Medicis granted stock options for a fixed number of shares of Medicis common stock to Ascent employees with an exercise price equal to the fair value of the shares at the date of grant.

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company accounts for its stock option grants in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and related Interpretations. In Fiscal 1998, the Company adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” (“SFAS No. 123”). This allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures as if the fair-value-based method defined in SFAS No. 123 had been applied. The following table illustrates the effect on net income as if the Company had applied the fair value recognition provisions of SFAS No. 123 to employee stock options (amounts in thousands):

	Nine Months Ended March 31, 2004	Year Ended June 30, 2003	November 15, 2001 to June 30, 2002
Net income, as reported
	$3,067	$16,957	$10,547
Deduct: Total stock-based employee compensation expense determined under fair value methods of all awards, net of related tax effects	1,289	1,035	482

Pro forma net income	$1,778	$15,922	$10,065

The pro forma disclosures above include Medicis stock options granted to Ascent employees since November 15, 2001. Consequently, the effect of applying SFAS No. 123 for providing pro forma disclosures may not be representative of the effects on reported net income for future years until all options outstanding are included in the pro forma disclosures. For purposes of pro forma disclosures, the estimated fair value of stock-based compensation plans and other options is amortized to expense primarily over the vesting period. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions:

	Nine Months Ended March 31, 2004	Year Ended June 30, 2003	November 15, 2001 to June 30, 2002
Expected dividend yield	0.3%	0.3%	0.0%
Expected stock price volatility	0.5	0.5	0.4
Risk-free interest rate	3.3%	2.5%	3.0%
Expected life options	5 Years	5 Years	5 Years

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options, which, unlike options granted by the Company, have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Medicis stock options granted to Ascent employees have characteristics significantly different from options traded on an exchange, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

Shipping and Handling Costs

Substantially all costs of shipping and handling of products to customers are included in selling, general and administrative expense. Shipping and handling costs for the nine months ended March 31, 2004, the year ended June 30, 2003 and the period from November 15, 2001 to June 30, 2002 were approximately $0.2 million, $0.6 million and $0.5 million, respectively.

Research and Development Costs

All research and development costs, including payments related to products under development, and research consulting agreements, are expensed as incurred. The Company makes up-front, non-refundable payments to third parties for new technologies and for research and development work that has been completed. These up-front payments may be expensed at the time of payment depending on the nature of the payment made.

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The results of Ascent’s operations are included in Medicis’ consolidated U.S. federal tax returns. The provision for federal and state income taxes was allocated to Ascent based on the statutory tax rate.

Use of Estimates and Risks and Uncertainties

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates based upon future events, which could include, among other risks, changes in the regulations governing the manner in which the Company sells its products, changes in the health care environment and the reliance on contract manufacturing services.

The Company purchases its inventory from third party manufacturers, many of whom are the sole source of products for the Company. The failure of such manufacturers to provide an uninterrupted supply of products could adversely impact the Company’s ability to sell such products.

Fair Value of Financial Instruments

The carrying amount of accounts receivable, accounts payable and accrued liabilities reported in the statements of selected assets and liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

Statement of Cash Flows

Medicis utilizes a centralized cash management system under which all cash received and disbursements made by Ascent are controlled by Medicis, resulting in Ascent’s cash balance always being zero. The net cash generated or used by Ascent in the statement of cash flows is reflected as the net transfers to Medicis Pharmaceutical Corporation.

Recently Issued Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51,” which addresses consolidation by business enterprises of variable interest entities (“VIEs”) either: (1) that do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) in which the equity investors lack an essential characteristic of a controlling financial interest. In December 2003, the FASB completed deliberations of proposed modifications to FIN 46 (“Revised Interpretations”), resulting in multiple effective dates based on the nature as well as the creation date of the VIE. VIEs created after January 31, 2003, but prior to January 1, 2004, may be accounted for either based on the original interpretation or the Revised Interpretations. For VIEs created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after December 15, 2003. Certain disclosures are effective immediately. VIEs created after January 1, 2004 must be accounted for under the Revised Interpretations. The Company currently has no contractual relationship or other business relationship with a variable interest entity, and therefore neither the adoption of FIN 46 nor the Revised Interpretations have an effect on the Company’s financial position, results of operations or cash flows.

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (“FAS 149”), “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under FAS 133. FAS 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of FAS 149 did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This Statement requires that certain instruments that were previously classified as equity on a company’s statement of financial position now be classified as liabilities. The Statement is effective for financial instruments entered into or modified after May 31, 2003, and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The Company currently has no instruments impacted by the adoption of this statement, and therefore the adoption did not have an effect on the Company’s financial position, results of operations or cash flows.

ASCENT PEDIATRICS

(A wholly owned carve out business of Medicis Pharmaceutical Corporation)

NOTES TO FINANCIAL STATEMENTS (continued)

NOTE 3. FINANCIAL INSTRUMENTS – CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of accounts receivable.

At March 31, 2004, June 30, 2003 and 2002, three customers comprised approximately 89.3%, 85.3% and 80.6%, respectively, of accounts receivable. The Company does not require collateral from its customers, but performs periodic credit evaluations of its customers’ financial condition. Management does not believe a significant credit risk existed at March 31, 2004.

NOTE 4. RELATED PARTY TRANSACTIONS

Medicis has allocated certain corporate selling, general and administrative expenses to Ascent in preparing these financial statements. These expenses primarily relate to corporate payroll and other benefits, directors’ and officers’ insurance, outside services, depreciation and other costs. These costs have generally been allocated to Ascent based on ORAPRED®’s net revenues as a percentage of Medicis’ total net revenues or other rational methods. Total selling, general and administrative expense allocated to Ascent was approximately $3.9 million, $4.3 million and $2.9 million for the nine months ended March 31, 2004, the year ended June 30, 2003 and the period from November 15, 2001 to June 30, 2002, respectively. In the opinion of management, the allocation of these costs has been determined on a reasonable basis and reflects the expenses of Ascent.

NOTE 5. CONTINGENCIES

On November 9, 2001, prior to its merger with Medicis, Ascent received notice that Triumph-Connecticut Limited Partnership and related parties (“Triumph”) had brought a civil action against it in Massachusetts. In the action, the Triumph group claimed that the execution by Ascent of the merger agreement and the consummation of the merger without the consent of the Triumph group or the payment to the Triumph group of a specified amount breaches the terms of a January 1997 securities purchase agreement, the terms of warrants issued to the Triumph group, an implied covenant of good faith and fair dealing, and certain deceptive trade laws. The Triumph group sought damages in an amount not less than $22.1 million, plus treble damages. A hearing on cross-motions for summary judgment was held on October 16, 2003. On April 9, 2004, the court ruled on the cross-motions in Ascent’s favor. Triumph’s cross-motion for summary judgment was denied and Ascent’s cross-motion for summary judgment was granted on all claims. The court entered its order dismissing the lawsuit on April 13, 2004. Triumph filed a notice of appeal on May 6, 2004. The Company continues to believe that the claims of the Triumph group are without merit and will vigorously contest the appeal.

The Company is involved in certain other litigation and claims arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 6. DEFINED CONTRIBUTION PLAN

Medicis has a defined contribution plan (the “Contribution Plan”) that is intended to qualify under Section 401(k) of the Internal Revenue Code. Ascent employees are permitted to participate in the Contribution Plan in accordance with the Plan’s requirements. All employees, except those who have not attained the age of 21, are eligible to participate in the Contribution Plan. Participants may contribute, through payroll deductions, up to 20.0% of their basic compensation, not to exceed Internal Revenue Code limitations. Although the Contribution Plan provides for profit sharing contributions by Medicis, Medicis had not made any such contributions prior to April 2002. Beginning in April 2002, Medicis began matching employee contributions at 50% of the first 3% of basic compensation contributed by the participants. During the nine months ended March 31, 2004, the year ended June 30, 2003 and the period from November 15, 2001 to June 30, 2002, Ascent recognized expense related to matching contributions by Medicis under the Contribution Plan of $0.06 million, $0.09 million and $0.03 million, respectively.

(b) Pro Forma Financial Information.

The accompanying unaudited pro forma statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 are presented as if the acquisition of the Ascent Pediatrics business had occurred as of January 1, 2003. Although BioMarin and Ascent Pediatrics have different fiscal period ends, the Ascent Pediatrics historical statements of operations have been adjusted to reflect the same periods as BioMarin. The adjustments to the Ascent Pediatrics historical financial statements included those required to compile the four consecutive fiscal quarters that correspond to the BioMarin fiscal year ended December 31, which differs from the Ascent Pediatrics fiscal year ended June 30. The presentation of the historical Ascent Pediatrics financial information for the six months ended June 30, 2004 also required adjustments to compile the corresponding two consecutive quarters of historical Ascent Pediatrics financial information. The historical statements of operations of the Ascent Pediatric business were derived directly from the related trial balances obtained from the seller of the business and include adjustments by the Company to allocate Medicis corporate overhead and to provide for income tax expense. The basis for allocating corporate overhead and providing for income tax expense is consistent with the methodology employed in the financial statements of Ascent Pediatrics included in Item 7 of this report.

The unaudited pro forma financial information is not necessarily indicative of what the Company’s consolidated results of operations actually would have been had the acquisition been completed as of January 1, 2003. Additionally, the unaudited pro forma financial information does not attempt to project the future results of operations of the Company combined with the Ascent Pediatrics business. In the opinion of management, all significant adjustments necessary to reflect the effects of the acquisition have been made.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

(In thousands, except per share data, Unaudited)

	Historical		Pro Forma
	BioMarin	Ascent Pediatrics	Adjustments		Combined
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Net product sales	$—	$48,877	$—		$48,877
Milestone revenue	12,100	—	—		12,100

Total revenue	12,100	48,877	—		60,977
Operating expenses:
Cost of sales (excludes amortization of developed product technology)	—	4,823	892	(A)	5,715
Research and development	54,814	704	—		55,518
Selling, general, and administrative	14,396	19,600	—		33,996
Amortization of acquired intangible assets	—	—	6,776	(C)	6,776
Acquired in-process research and development	—	—	—		—
Equity in the loss of BioMarin/Genzyme LLC	18,693	—	—		18,693

Total operating expenses	87,903	25,127	7,668		120,698

Income (loss) from operations	(75,803)	23,750	(7,668)		(59,721)
Interest income	2,559	—	—		2,559
Interest expense	(3,131)	—	(7,721	)(E)	(10,852)

Income (loss) from continuing operations	(76,375)	23,750	(15,389)		(68,014)
Gain on disposal of discontinued operations	577	—	—		577

Income (loss) before income tax expense	(75,798)	23,750	(15,389)		(67,437)

Income tax expense	—	(9,500)	9,500	(F)	—

Net income (loss)	$(75,798)	$14,250	$(5,889)		$(67,437)

Net income (loss) per share, basic and diluted	$(1.22)				$(1.09)

Weighted average common shares outstanding, basic and diluted	62,125				62,125

See accompanying notes to unaudited pro forma consolidated statements of operations.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2004

(In thousands, except per share data, Unaudited)

	Historical		Pro Forma
	BioMarin	Ascent Pediatrics	Adjustments		Combined
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Net product sales	$4,563	$13,596	$—		$18,159
Milestone revenue	—	—	—		—

Total revenue	4,563	13,596	—		18,159

Operating expenses:
Cost of sales (excludes amortization of developed product technology)	613	1,336	(252	)(A)	1,697
Research and development	26,179	390	—		26,569
Selling, general, and administrative	11,228	7,195	(300	)(B)	18,123
Amortization of acquired intangible assets	819	—	2,569	(C)	3,388
Acquired in-process research and development	35,444	—	(35,444	)(D)	—
Equity in the loss of BioMarin/Genzyme LLC	3,458	—	—		3,458

Total operating expenses	77,741	8,921	(33,427)		53,235

Income (loss) from operations	(73,178)	4,675	33,427		(35,076)
Interest income	1,424	—	—		1,424
Interest expense	(3,789)	—	(1,732	)(E)	(5,521)

Income (loss) before income tax expense	(75,543)	4,675	31,695		(39,173)

Income tax expense	—	(1,870)	1,870	(F)	—

Net income (loss)	$(75,543)	$2,805	$33,565		$(39,173)

Net income (loss) per share, basic and diluted	$(1.18)				$(0.61)

Weighted average common shares outstanding, basic and diluted	64,282				64,282

See accompanying notes to unaudited pro forma consolidated statements of operations.

BIOMARIN PHARMACEUTICAL INC.

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

December 31, 2003 and June 30, 2004

(Unaudited)

(1) DESCRIPTION OF ASCENT PEDIATRICS TRANSACTION

On May 18, 2004, the Company acquired the Ascent Pediatrics business from Medicis Pharmaceutical Corporation (Medicis). The transaction included: Orapred, a patent-protected drug to treat asthma in children; two additional proprietary formulations of Orapred in development; and a U.S. sales force. In connection with the transaction, the Company also acquired certain tangible assets, including inventory and equipment. Total acquisition payments of $190.0 million will be made to Medicis in specified amounts through 2009, including a payment of $20.0 million in BioMarin common stock in 2009. The number of shares issuable in 2009 will be based on the per share stock price at that time. The total acquisition cost, including transaction costs, acquired tangible assets and operating liabilities, was $195.0 million.

Pursuant to the acquisition, the Company was required to deposit $25.0 million of BioMarin common stock and $25.0 million of cash in escrow until the last of the first four quarterly payments to Medicis have been made. The $25.0 million of BioMarin common stock and $25.0 million of cash is scheduled to be fully released in May 2005.

The acquisition has been accounted for as a purchase business combination. Under the purchase method of accounting, the assets acquired and liabilities assumed are recorded at the date of acquisition, at their respective fair values. The Company’s consolidated financial statements for the period subsequent to the acquisition date reflect these values and the results of operations of the Ascent Pediatrics business.

The total consideration has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed. The final valuation of net assets is expected to be completed upon the Company’s receiving all the relevant information required to complete our estimates, but no later than one year from the acquisition date in accordance with GAAP. Components of the purchase price allocation that are not yet final include the allocation to goodwill based on the estimated value of the acquired liabilities for product returns and unclaimed rebates. To the extent that our estimates need to be adjusted, we will do so.

The fair value of the transaction was allocated as follows (in thousands):

Product technology	$101,636
In-process research and development	35,444
Imputed discount on purchase price	29,406
Inventory	2,301
Equipment	131
Goodwill	32,273
Liabilities assumed	(6,226)

Total	$194,965

The product technology is the only intangible asset subject to amortization and represents the rights to the proprietary knowledge associated with Orapred. These rights include the right to develop, use, and market Orapred. The product is being amortized over 15 years and includes no estimated residual value.

In-process research and development represents the fair value of the two additional proprietary formulations of Orapred that are currently under development but not yet completed.

The imputed discount on the purchase obligation represents the gross value of the future cash payments to Medicis, discounted to their present value at a rate of 6.1%. The discount will be amortized and recorded as interest expense over the life of the obligation using the effective interest rate method.

The allocation to inventory includes an adjustment of $0.9 million in addition to the cost basis of the finished inventory to reflect the fair value of the finished inventory less the cost of disposal and a reasonable profit for the selling effort.

The transaction resulted in a purchase price allocation of $32.3 million to goodwill, representing the financial, strategic and operational value of the transaction to BioMarin. Goodwill is attributed to the premium that the Company was willing to pay to obtain the value of the Orapred business, and the synergies created with the acquisition of the Ascent Pediatrics sales force that will eventually be deployed towards selling future BioMarin products. The purchase price allocation also included $6.2 million of estimated liabilities assumed for product returns and unclaimed rebates.

(2) ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 AND SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

The adjustments to the pro forma consolidated statements of operations have been calculated as if the acquisition occurred on January 1, 2003 and are as follows (unaudited):

(A)	To reflect the fair market value adjustment to inventory resulting from the acquisition of the Ascent Pediatrics business.

(B)	To reflect the administrative expenses associated with integrating the Ascent Pediatrics Business.

(C)	To reflect the amortization of intangible assets resulting from the acquisition of the Ascent Pediatrics Business. The intangible assets primarily include the right to develop, use, and market Orapred and are being amortized over Orapred’s estimated economic life of 15 years using the straight-line method of amortization.

(D)	To reflect the value of in-process research and development resulting from the acquisition of the Ascent Pediatrics Business (see Note 3).

(E)	To reflect the imputed interest expense related to the discount on the liability resulting from the acquisition of the Ascent Pediatrics Business.

(F)	To record the tax effects of $9.5 million and $1.9 million for the year ended December 31, 2004 and the six months ended June 30, 2004, respectively, utilizing the estimated statutory rates in effect during the periods presented.

(3) IN-PROCESS RESEARCH AND DEVELOPMENT

As discussed in Note 1, the Company incurred a charge related to this transaction for in-process research and development of $35.4 million. Such adjustment has been excluded from these pro forma consolidated statements of operations.

(c) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of April 20, 2004, by and among BioMarin Pharmaceutical Inc., Medicis Pharmaceutical Corporation, Ascent Pediatrics Inc. and BioMarin Pediatrics Inc., previously filed with the Commission on June 2, 2004 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.

2.2	Securities Purchase Agreement dated as of May 18, 2004, by and among BioMarin Pharmaceutical Inc., Medicis Pharmaceutical Corporation, Ascent Pediatrics Inc. and BioMarin Pediatrics Inc., previously filed with the Commission on June 2, 2004 as Exhibit 2.2 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.

2.3	License Agreement dated as of May 18, 2004, by and among BioMarin Pharmaceutical Inc., Medicis Pharmaceutical Corporation, Ascent Pediatrics Inc. and BioMarin Pediatrics Inc., previously filed with the Commission on June 2, 2004 as Exhibit 2.3 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.

23.1	Consent of Ernst & Young LLP previously filed with the Commission on August 29, 2004 as Exhibit 23.1 to the Company’s Current Report on Form 8-K/A, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: October 18, 2004	By:	/s/ Jeffrey H. Cooper
Jeffrey H. Cooper
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement dated as of April 20, 2004, by and among BioMarin Pharmaceutical Inc., Medicis Pharmaceutical Corporation, Ascent Pediatrics Inc. and BioMarin Pediatrics Inc., previously filed with the Commission on June 2, 2004 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.

2.2	Securities Purchase Agreement dated as of May 18, 2004, by and among BioMarin Pharmaceutical Inc., Medicis Pharmaceutical Corporation, Ascent Pediatrics Inc. and BioMarin Pediatrics Inc., previously filed with the Commission on June 2, 2004 as Exhibit 2.2 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.

2.3	License Agreement dated as of May 18, 2004, by and among BioMarin Pharmaceutical Inc., Medicis Pharmaceutical Corporation, Ascent Pediatrics Inc. and BioMarin Pediatrics Inc., previously filed with the Commission on June 2, 2004 as Exhibit 2.3 to the Company’s Current Report on Form 8-K, which is incorporated herein by reference.

23.1	Consent of Ernst & Young LLP previously filed with the Commission on August 29, 2004 as Exhibit 23.1 to the Company’s Current Report on Form 8-K/A, which is incorporated herein by reference.